SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, St. Louis, Missouri	63017
12851 Worldgate Drive, Herndon, Virginia	20170

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(703) 234-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On July 30, 2003, the registrant announced that it had agreed to purchase WAM!NET Inc.’s (“WAM!NET”) commercial business. Under the deal, the registrant will acquire certain assets and customers of WAM!NET’s commercial business in return for $3 million paid at closing, and additional consideration to be paid starting in the second quarter of 2004 based on revenue performance from the WAM!NET business at that time.

A copy of the registrant’s press release, dated July 30, 2003, relating to the acquisition is attached to this Current Report on Form 8-K as exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1    Press release, dated July 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: July 31, 2003	By:	/s/ GRIER C. RACLIN
Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Corporate Secretary.

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 30, 2003.

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